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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                         Date of Report
                          June 6, 2003

                      RIVAL TECHNOLOGIES INC.
      (Exact name of registrant as specified in its charter)

                     British Columbia, Canada
          (State or other jurisdiction of incorporation)

        000-49900                             N/A
    (Commission File No.) 		(IRS Employer ID)


#200, 100 Park Royal, West Vancouver, British Columbia, Canada V7T 1A2 (Address of principal executive offices and Zip Code)

                           (604) 689-0584
       (Registrant's telephone number, including area code)

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ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT

On June 6, 2003, the Company issued 35,000,000 shares of common stock to the following persons:

(a) 5,000,000 Anatoly Mezheritsky
(b) 2,000,000 Alan Farquar
(c) 2,000,000 John Metcalfe
(d) 26,000,000 Drayton Park Capital Corp.

The shares were issued in exchange for the acquisition of a 100% interest in certain technology referenced in the attached Purchase Agreement as Technology #1 ("Technology #1"), used for the reduction of diesel emissions from engines used in Trucks and Buses, and a 20% interest in certain technology referenced in the attached Purchase Agreement as Technology #2 ("Technology #2"), used for the reduction of diesel emissions from engines used in ships. After the issuance of the foregoing shares, there were 41,283,934 shares outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Drayton Park Capital Corp.      62.98%
Anatoly Mezheritsky             12.11%
Peter Matthews                   9.53%

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 6, 2003, the Company acquired a 100% interest in Technology #1, used for the reduction of diesel emissions from engines used in Trucks and Buses, and a 20% interest in Technology #2, used for the reduction of diesel emissions from engines used in ships. The principle followed in determining the number of shares issued by the Company was the estimated value of the technology, and the lack of assets or revenue of the Company. At the time of the transaction, there was no relationship between the owners of the technology and the Company, its officers, directors or persons owning 10% or more of the Company's common stock.

The Company was and will continue to engage in the business of developing, marketing and distributing environmental products.


ITEM 5. OTHER EVENTS

There have not been any changes to the Company's board of directors or officers.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

N/A

Exhibits

 (a)	Purchase Agreement.




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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: June 20, 2003

Rival Technologies Inc.



By: /s/ PERRY GUGLIELMI
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    Perry Guglielmi
    President, Director



By: /s/ ROBIN HARVEY
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    Robin Harvey
    Director